UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2006

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2006, Cleveland-Cliffs Inc (the "Company") entered into individual Severance Agreements ("Agreements") effective as of May 8, 2006 with certain elected officers who were eligible to participate under the Company’s Change in Control Severance Pay Plan (the "Severance Plan"). Severance Agreements have been entered into with Ronald K. Aderhold, Chief Information Officer, Dana W. Byrne, Vice President - Public Affairs, Stephen A. Elmquist, Vice President and Chief Technical Officer, George W. Hawk, Jr., General Counsel and Secretary, Randy L. Kummer, Senior Vice President - Human Resources, Robert J. Leroux, Vice President and Controller, James A. Trethewey, Senior Vice President - Business Development and John N. Tuomi, Vice President - Wabush Mines and Energy Management. The Agreement provides that if a termination of employment occurs during the two-year period following a Change of Control, the officer is entitled to receive severance compensation equivalent to two times an amount equal to officer’s annual base salary and any incentive compensation, including bonus, incentive or other compensation.

The Form of Severance Agreement is contained under Item 9.01 as Exhibit 10(a) on this Current Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits
(d)

10(a) Form of Severance Agreement effective May 8, 2006 by and between Cleveland-Cliffs Inc and certain elected officers of the Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

May 25, 2006	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.(a)	Form of Severance Agreement by and between Cleveland-Cliffs Inc and certain elected officers of the Company